LORD ASSET MANAGEMENT TRUST
                             SECRETARY'S CERTIFICATE


     The undersigned, being the duly elected Secretary of Lord Asset Management Trust (the "Trust"), hereby certifies that the following resolutions have been duly adopted by the Trust's Board of Trustees, and that said resolutions remain in effect on the date hereof.

                  RESOLVED, that the officers and Trustees of the Trust be, and they hereby are, authorized in the name and on behalf of the Trust to execute, or grant power of attorney to counsel to execute, a Notification of Registration on Form N-8A under the Investment Company Act of 1940, and a Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, to offer and sell an unlimited number of shares of beneficial interest of the Trust; to execute, or grant power of attorney to counsel to execute, any amendments thereto in such form as may be approved by counsel; to file or authorize the filing of such documents with the Securities and Exchange Commission; and to designate agents for service of process.


December 27, 1994





                                                  /s/ Thomas H. Forester
                                                  Thomas H. Forester
                                                  b:\Secretary